Exhibit (j)(1)

Consent of Fund Counsel

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 88 to the Registration Statement of the Cavanal Hill Funds on Form N-1A under the Securities Act of 1933, as amended.

Tulsa, Oklahoma

December 22, 2023

/s/ Frederic Dorwart
Frederic Dorwart, Lawyers PLLC